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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 2, 2013 relating to the financial statements of Cascade Kelly Holdings, LLC which appears in the Current Report on Form 8-K/A of Global Partners LP dated May 2, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Portland, Oregon
May 31, 2013

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  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS